UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

(Rule 14a -101)

Information Required in a Proxy

Statement Schedule 14a Information

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the Securities Exchange Act of 1934 (Amendment No.      )

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FIRST EAGLE FUNDS

(Name of Registrant as Specified In Its Charter)

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First Eagle Global Fund First Eagle Gold Fund First Eagle High Yield Municipal Fund	First Eagle Global Income Builder Fund First Eagle Small Cap Opportunity Fund First Eagle Short Duration High Yield Municipal Fund

Special Meeting of Shareholders: July 28, 2025

July 14, 2025

Dear Shareholder,

The First Eagle Funds (the “Funds”) Special Meeting of Shareholders is less than two weeks away. As noted in prior communications, your vote is requested regarding the approval of a “new” investment advisory agreement between each Fund and First Eagle Investment Management, LLC (the “Adviser”). Each new advisory agreement is substantially the same as the original advisory agreement. There are NO fee increases, and the same portfolio managers will continue to manage each Fund. Your approval is being requested due to a corporate transaction involving the parent of the Adviser. Each Fund is close to obtaining the percentage of votes required to approve its new investment advisory agreement before the July 28, 2025 Special Meeting of Shareholders.

We would be very grateful if you join your fellow shareholders in casting your vote. Every vote counts towards resolving this proxy solicitation, and we are close to the finish line. It will only take a few moments to sign, date, and mail the enclosed proxy card in the prepaid envelope provided or follow the instructions below to vote by telephone or internet. Once we have received your vote, you will not receive any further communications related to this proxy solicitation.

The Board of Trustees of each Fund unanimously supports the proposal and recommends all Shareholders vote FOR.

Vote by Phone

Speak with a proxy voting specialist today by calling 1-833-876-6941.

Hours of Operation: Monday-Friday: 10 a.m. to 11 p.m. ET.

You may also call the toll-free number on the enclosed card and follow the prompts.

Vote by Internet by visiting the internet address on the enclosed card and following the instructions.
Vote by Mail by completing, signing, and dating the enclosed card and returning it in the enclosed prepaid return envelope.

If you have any questions regarding the proxy or need assistance in voting, please call our proxy solicitor, Sodali & Co. at 1-833-876-6941. Please note that you may receive a call from Sodali. You can vote over the phone with the representative.

Thank you,

Mehdi Mahmud

President

First Eagle Funds

FEF_ADJ3_07.25